Exhibit 99.1

BTC Development Corp. Announces Pricing of $220,000,000 Initial Public Offering

PHILADELPHIA, PA, Sept. 30, 2025 (GLOBE NEWSWIRE) – BTC Development Corp (NASDAQ:BDCIU) (the “Company”) today announced the pricing of its initial public offering of 22,000,000 units at a price of $10.00 per unit. The Company’s units will be listed on the Nasdaq Global Market under the symbol “BDCIU” and will begin trading on September 30, 2025. Each unit issued in the offering consists of one Class A ordinary share of the Company and one-fourth of one redeemable warrant, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NASDAQ under the symbols “BDCI” and “BDCIW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The closing of the offering is anticipated to take place on or about October 1, 2025, subject to customary closing conditions.

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution. The Company’s primary focus, however, will be to identify companies in industries that complement its management team’s background, and to capitalize on the ability of its management team to identify and acquire a business, focusing on companies that provide opportunities for attractive risk-adjusted returns in the bitcoin ecosystem and/or that the Company believes have the potential to integrate bitcoin into their capital structures, balance sheets and/or operations. The management team is led by Bracebridge H. Young, Jr., its President and Chief Executive Officer, Betsy Z. Cohen, its Chairman of the Board of Directors, and Jonathan Kirkwood, its Vice-Chairman of the Board of Directors.

Cohen & Company Capital Markets, a division of Cohen & Company’s broker-dealer subsidiary, Cohen & Company Securities, LLC, and Keefe, Bruyette & Woods, A Stifel Company, are serving as the joint book-running managers for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 3,300,000 units at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission on September 29, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com, or by contacting Keefe, Bruyette & Woods, A Stifel Company by telephone at (800) 966-1559 or by e-mail at: USCapitalMarkets@kbw.com, or from the SEC website at www.sec.gov.

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering. No assurance can be given that such offering will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contact Information:

BTC Development Corp.
info@cohencircle.com